Exhibit 5.2

August 16, 2019

Cyren Ltd.

10 Ha-Menofim St

5th Floor

Herzliya 4672561, Israel

Re: Cyren Ltd. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Cyren Ltd., an Israeli registered public company (the “Company”), in connection with the filing on August 16, 2019, with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offering by the Company from time to time, pursuant to Rule 415 under the Securities Act, of: (i) ordinary shares, par value NIS 0.15 per share, of the Company (“Ordinary Shares”); (ii)  debt securities of the Company (“Debt Securities”), which may be issued in one or more series pursuant to a senior indenture (the “Senior Indenture”), between the Company and the trustee to be named therein, as trustee (the “Senior Trustee”) and a subordinated indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), between the Company and the trustee to be named therein (the “Subordinated Trustee” and, together with the Senior Trustee, the “Trustees”); (iii) warrants to purchase Ordinary Shares or Debt Securities (the “Warrants”) which may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and the warrant agent to be named therein; and/or (iv) subscription rights to purchase Ordinary Shares (the “Subscription Rights”) which may be issued pursuant to a subscription rights agreement (the “Rights Agreement”) to be entered into between the Company and the subscription agent to be named therein, in each case, as described in the prospectus forming a part of the Registration Statement (the “Prospectus”) and any supplement thereto (a “Prospectus Supplement”) and as will be designated by the Company at the time of the applicable offering. The Ordinary Shares, Debt Securities, Warrants and Subscription Rights are collectively referred to herein as the “Securities”.

In connection with the preparation of the Registration Statement and this opinion letter, we have examined, considered and relied upon the following documents (collectively, the “Documents”):

(i)	the Memorandum of Association of the Company;

(ii)	the Amended and Restated Articles of Association of the Company;

(iii)	certain resolutions adopted by the board of directors of the Company (the “Board”) with respect to the Registration Statement;

(iv)	the Registration Statement, including the Prospectus contained therein, and exhibits thereto;

(v)	the forms of Indentures included as exhibits to the Registration Statement; and

(vi)	such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below.

Greenberg Traurig, P.A. | Attorneys at Law 401 East Las Olas Boulevard | Suite 2000 | Ft. Lauderdale, Florida 33301 | T +1 954.765.0500 | F +1 954.765.1477

Albany. Amsterdam. Atlanta. Austin. Berlin¬. Boca Raton. Boston. Chicago. Dallas. Delaware. Denver. Fort Lauderdale. Houston. Las Vegas. London.* Los Angeles. Mexico City+. Miami. Minneapolis. New Jersey. New York. Northern Virginia. Orange County. Orlando. Philadelphia. Phoenix. Sacramento. San Francisco. Seoul∞. Shanghai. Silicon Valley. Tallahassee. Tampa. Tel Aviv^. Tokyo¤. Warsaw~. Washington, D.C. West Palm Beach. Westchester County.

Operates as: ¬Greenberg Traurig Germany, LLP; *A separate UK registered legal entity; +Greenberg Traurig, S.C.; ∞Greenberg Traurig LLP Foreign Legal Consultant Office; ^A branch of Greenberg Traurig, P.A., Florida, USA; ¤GT Tokyo Horitsu Jimusho; ~Greenberg Traurig Grzesiak sp.k.

www.gtlaw.com

August 16, 2019

For purposes of this opinion, we have not reviewed any documents other than the Documents. We have assumed that there exists no provision in any document relating to the matters covered by this opinion that we have not reviewed that is inconsistent with the Documents or the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the Documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects. In rendering the opinions set forth below, we have assumed without investigation (i) the genuineness of all signatures on the Documents; (ii) the legal capacity under all applicable laws and regulations of all natural persons signing each of the Documents as or on behalf of the parties thereto; (iii) the authenticity of all Documents submitted to us as originals; (iv) the conformity to authentic original documents of all Documents submitted to us as copies; and (v) that the Documents, in the forms submitted to us for our review, have not been and will not be, altered or amended in any respect material to our opinion as set forth herein.

In rendering this opinion we have further assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a Prospectus Supplement or term sheet will have been prepared and timely filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with applicable securities laws and corporate law and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (v) the resolutions authorizing the Company to issue, offer and sell the Securities as adopted by the Board will be in full force and effect at all times at which the Securities are issued, offered or sold by the Company; (vi) the definitive terms of the Securities being offered will have been established in accordance with the authorizing resolutions adopted by the Board and the Company’s constitutional documents and applicable law; (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (viii) the Indentures, Warrant Agreement and Rights Agreement will be governed by the laws of the State of New York; (ix) no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect; (x) none of the terms of the Securities, nor the compliance by the Company with the terms of the Securities, will violate any applicable laws or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company; (xi) the Company is, and shall remain, validly existing as a corporation and in good standing under the laws of the State of Israel; (xii) the opinion letter, dated August 16, 2019, of Yigal Arnon & Co., which is being filed as Exhibit 5.1 to the Registration Statement with respect to the valid existence of the Company and the valid issuance, full payment and non-assessability of the Ordinary Shares was accurate as of such date; and (xiii) any applicable Indenture, Debt Securities, Warrant Agreement, Rights Agreement or similar agreement will constitute a valid and binding obligation of each party thereto other than the Company. Based upon and subject to the foregoing, we are of the opinion that:

1. With respect to Debt Securities to be issued under the applicable Indenture, when (A) the trustee under the Indenture has duly executed and delivered the Indenture, (B) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee thereunder, (C) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (D) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof, and related matters and (E) such Debt Securities have been duly executed, authenticated, issued, and delivered in accordance with the provisions of the Indenture, and the applicable definitive purchase, underwriting, or similar agreement upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

Greenberg Traurig, P.A. | Attorneys at Law

www.gtlaw.com

August 16, 2019

2. With respect to Warrants to be issued, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of such Warrants, the terms of the offering thereof, and related matters and (B) such Warrants have been duly executed, authenticated, issued, and delivered in accordance with the provisions of the Warrant Agreement, and the applicable definitive purchase, underwriting, or similar agreement upon payment of the consideration therefor provided for therein, such Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

3. With respect to Subscription Rights to be issued, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of such Subscription Rights, the terms of the offering thereof, and related matters and (B) such Subscription Rights have been duly executed, authenticated, issued, and delivered in accordance with the provisions of the Rights Agreement and the applicable underwriting or other agreement against payment therefor, and otherwise in accordance with the provisions of any applicable standby agreement, such Subscription Rights will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

The opinions expressed above are limited to the laws of the State of New York and we have not considered and express no opinion on the effect of any laws or the laws of any other state or jurisdiction, including state and federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or any other regulatory body.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Yours very truly,

/s/ Greenberg Traurig, P.A.
GREENBERG TRAURIG, P.A.

Greenberg Traurig, P.A. | Attorneys at Law

www.gtlaw.com